Exhibit 99.1

Health Catalyst Reports Third Quarter 2021 Results

SALT LAKE CITY, UT, November 9, 2021 — Health Catalyst, Inc. ("Health Catalyst," Nasdaq: HCAT), a leading provider of data and analytics technology and services to healthcare organizations, today reported financial results for the quarter ended September 30, 2021.

“In the third quarter of 2021, I am pleased to share that we achieved strong performance across our business, including exceeding the mid-point of our quarterly guidance for both revenue and Adjusted EBITDA,” said Dan Burton, CEO of Health Catalyst. “In addition to this financial and operational execution, we held our eighth annual Healthcare Analytics Summit conference in September, hosting more than 3,000 registrants representing more than 675 organizations and 18 countries. This year’s Summit was an important opportunity for Health Catalyst to continue to provide thought leadership within the healthcare data and analytics ecosystem, while further cultivating and deepening our relationships with customers and prospects.”

Financial Highlights for the Three Months Ended September 30, 2021

Key Financial Metrics

	Three Months Ended September 30,		Year over Year Change
	2021	2020
GAAP Financial Data:	(in thousands, except percentages, unaudited)
Technology revenue	$38,262	$27,964	37%
Professional services revenue	$23,475	$19,227	22%
Total revenue	$61,737	$47,191	31%
Loss from operations	$(42,249)	$(23,458)	(80)%
Net loss	$(40,014)	$(27,326)	(46)%
Other Non-GAAP Financial Data:(1)
Adjusted Technology Gross Profit	$26,731	$19,115	40%
Adjusted Technology Gross Margin	70%	68%
Adjusted Professional Services Gross Profit	$4,696	$4,823	(3)%
Adjusted Professional Services Gross Margin	20%	25%
Total Adjusted Gross Profit	$31,427	$23,938	31%
Total Adjusted Gross Margin	51%	51%
Adjusted EBITDA	$(5,794)	$(6,434)	10%
_____________________
(1) These measures are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). See the accompanying "Non-GAAP Financial Measures" section below for more information about these financial measures, including the limitations of such measures, and for a reconciliation of each measure to the most directly comparable measure calculated in accordance with GAAP.

Financial Outlook

Health Catalyst provides forward-looking guidance on total revenue, a GAAP measure, and Adjusted EBITDA, a non-GAAP measure.
For the fourth quarter of 2021, we expect:
•Total revenue between $61.4 million and $64.4 million, and
•Adjusted EBITDA between $(7.5) million and $(5.5) million
For the full year of 2021, we expect:
•Total revenue between $238.6 million and $241.6 million, and
•Adjusted EBITDA between $(12.5) million and $(10.5) million
We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and have not provided forward-looking guidance for net loss, because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably predicted.

Quarterly Conference Call Details
The company will host a conference call to review the results today, Thursday, November 9, 2021, at 5:00 p.m. E.T. The conference call can be accessed by dialing 1-877-295-1104 for U.S. participants, or 1-470-495-9486 for international participants, and referencing participant code 9356638. A live audio webcast will be available online at https://ir.healthcatalyst.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Health Catalyst
Health Catalyst is a leading provider of data and analytics technology and services to healthcare organizations committed to being the catalyst for massive, measurable, data-informed healthcare improvement. Its customers leverage the cloud-based data platform—powered by data from more than 100 million patient records and encompassing trillions of facts—as well as its analytics software and professional services expertise to make data-informed decisions and realize measurable clinical, financial, and operational improvements. Health Catalyst envisions a future in which all healthcare decisions are data informed.
Available Information
Health Catalyst intends to use its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth, the impact of COVID-19 on our business and results of operations and our financial outlook for Q4 and fiscal year 2021. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key customers or partners; (v) the impact of COVID-19 on our business and results of operations; and (vi) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on or about February 25, 2021 and the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021 expected to be filed with the SEC on or about November 9, 2021. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets
(in thousands, except share and per share data, unaudited)

	As of September 30,	As of December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$275,765	$91,954
Short-term investments	179,420	178,917
Accounts receivable, net	47,681	48,296
Prepaid expenses and other assets	12,471	10,632
Total current assets	515,337	329,799
Property and equipment, net	20,999	12,863
Intangible assets, net	113,590	98,921
Operating lease right-of-use assets	21,649	24,729
Goodwill	169,659	107,822
Other assets	4,279	3,606
Total assets	$845,513	$577,740
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,771	$5,332
Accrued liabilities	20,523	16,510
Acquisition-related consideration payable	—	2,000
Deferred revenue	55,332	47,145
Operating lease liabilities	2,299	2,622
Contingent consideration liabilities	2,601	14,427
Convertible senior notes, net	177,837	—
Total current liabilities	263,363	88,036
Convertible senior notes, net	—	168,994
Deferred revenue, net of current portion	1,131	1,878
Operating lease liabilities, net of current portion	21,947	23,669
Contingent consideration liabilities, net of current portion	7,632	16,837
Other liabilities	2,234	2,227
Total liabilities	296,307	301,641
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 51,863,870 and 43,376,848 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	52	43
Additional paid-in capital	1,379,032	1,001,645
Accumulated deficit	(829,868)	(725,650)
Accumulated other comprehensive (loss) income	(10)	61
Total stockholders' equity	549,206	276,099
Total liabilities and stockholders’ equity	$845,513	$577,740

Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Technology	$38,262	$27,964	$107,630	$78,150
Professional services	23,475	19,227	69,580	57,416
Total revenue	61,737	47,191	177,210	135,566
Cost of revenue, excluding depreciation and amortization:
Technology(1)(2)	12,094	9,045	34,766	25,148
Professional services(1)(2)	20,992	15,307	55,711	46,401
Total cost of revenue, excluding depreciation and amortization	33,086	24,352	90,477	71,549
Operating expenses:
Sales and marketing(1)(2)	20,808	14,629	53,164	40,618
Research and development(1)(2)	16,385	13,390	45,254	38,539
General and administrative(1)(2)(3)	23,056	13,297	60,596	31,111
Depreciation and amortization	10,651	4,981	26,604	10,952
Total operating expenses	70,900	46,297	185,618	121,220
Loss from operations	(42,249)	(23,458)	(98,885)	(57,203)
Loss on extinguishment of debt	—	—	—	(8,514)
Interest and other expense, net	(4,423)	(3,854)	(12,082)	(7,500)
Loss before income taxes	(46,672)	(27,312)	(110,967)	(73,217)
Income tax provision (benefit)(2)	(6,658)	14	(6,749)	(1,218)
Net loss	$(40,014)	$(27,326)	$(104,218)	$(71,999)
Net loss per share, basic and diluted	$(0.82)	$(0.68)	$(2.27)	$(1.87)
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted	48,999	40,292	45,937	38,517

Adjusted net loss(4)	$(9,048)	$(8,287)	(11,802)	(20,110)
Adjusted net loss per share, basic and diluted(4)	$(0.18)	$(0.21)	$(0.26)	$(0.52)
______________________

(1)Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Stock-Based Compensation Expense:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$533	$196	$1,481	$575
Professional services	2,149	903	5,866	2,609
Sales and marketing	6,098	3,233	16,848	9,724
Research and development	2,510	2,025	7,443	5,987
General and administrative	6,197	3,139	17,086	8,388
Total	$17,487	$9,496	$48,724	$27,283

(2)    Includes acquisition-related costs (benefit), net as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Acquisition-related costs (benefit), net:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$30	$—	$30	$—
Professional services	64	—	64	—
Sales and marketing	296	—	296	—
Research and development	455	—	455	—
General and administrative	5,672	1,963	15,942	1,666
Income tax provision (benefit)	(6,829)	—	(6,829)	—
Total	$(312)	$1,963	$9,958	$1,666

(3)     Includes non-recurring lease-related charges, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Non-recurring lease-related charges	(in thousands)		(in thousands)
General and administrative	$1,800	$584	$1,800	$709

(4)    Includes non-GAAP adjustments to net loss. Refer to the "Non-GAAP Financial Measures—Adjusted Net Loss Per Share" section below for further details.

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Nine Months Ended September 30,
Cash flows from operating activities	2021	2020
Net loss	$(104,218)	$(71,999)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	26,604	10,952
Loss on extinguishment of debt	—	8,514
Amortization of debt discount and issuance costs	8,843	5,260
Impairment of lease-related assets	1,800	—
Non-cash operating lease expense	3,165	2,865
Investment discount and premium amortization	678	854
Provision for expected credit losses	698	822
Stock-based compensation expense	48,724	27,283
Deferred tax benefit	(6,823)	(1,280)
Change in fair value of contingent consideration liabilities	13,655	(1,004)
Settlement of acquisition-related contingent consideration	(11,766)	—
Other	(17)	85
Change in operating assets and liabilities:
Accounts receivable, net	1,021	(4,450)
Prepaid expenses and other assets	(2,131)	(2,937)
Accounts payable, accrued liabilities, and other liabilities	3,281	6,567
Deferred revenue	6,540	(838)
Operating lease liabilities	(3,402)	(2,701)
Net cash used in operating activities	(13,348)	(22,007)

Cash flows from investing activities
Purchase of short-term investments	(188,407)	(163,346)
Proceeds from the sale and maturity of short-term investments	186,893	208,467
Acquisition of businesses, net of cash acquired	(46,763)	(102,471)
Purchase of property and equipment	(9,827)	(1,320)
Capitalization of internal use software	(3,641)	(751)
Purchase of intangible assets	(1,269)	(1,249)
Proceeds from sale of property and equipment	19	10
Net cash used in investing activities	(62,995)	(60,660)

Cash flows from financing activities
Proceeds from public offering, net of discounts, commissions, and offering costs	245,180	—
Proceeds from convertible note securities, net of issuance costs	—	222,482
Purchase of capped calls concurrent with issuance of convertible senior notes	—	(21,743)
Repayment of credit facilities	—	(57,043)
Proceeds from exercise of stock options	17,303	29,393
Proceeds from employee stock purchase plan	3,975	3,528
Payments of acquisition-related consideration	(6,290)	(748)
Net cash provided by financing activities	260,168	175,869
Effect of exchange rate on cash and cash equivalents	(14)	5
Net increase in cash and cash equivalents	183,811	93,207

Cash and cash equivalents at beginning of period	91,954	18,032
Cash and cash equivalents at end of period	$275,765	$111,239

Non-GAAP Financial Measures
To supplement our financial information presented in accordance with GAAP, we believe certain non-GAAP measures, including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, Adjusted Net Loss, and Adjusted Net Loss per share, basic and diluted, are useful in evaluating our operating performance. For example, we exclude stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding our operational performance and allows investors the ability to make more meaningful comparisons between our operating results and those of other companies. We use this non-GAAP financial information to evaluate our ongoing operations, as a component in determining employee bonus compensation, and for internal planning and forecasting purposes.
We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.
Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization, stock-based compensation, and acquisition-related costs, net. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors as they eliminate the impact of certain non-cash expenses and allow a direct comparison of these measures between periods without the impact of non-cash expenses and certain other non-recurring operating expenses. The following is a reconciliation of revenue, the most directly comparable GAAP financial measure, to Adjusted Gross Profit, for the three months ended September 30, 2021 and 2020:

	Three Months Ended September 30, 2021
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$38,262	$23,475	$61,737
Cost of revenue, excluding depreciation and amortization	(12,094)	(20,992)	(33,086)
Gross profit, excluding depreciation and amortization	26,168	2,483	28,651
Add:
Stock-based compensation	533	2,149	2,682
Acquisition-related costs, net(1)	30	64	94
Adjusted Gross Profit	$26,731	$4,696	$31,427
Gross margin, excluding depreciation and amortization	68%	11%	46%
Adjusted Gross Margin	70%	20%	51%
_________________________________
(1) Acquisition-related costs, net impacting Adjusted Gross Profit includes deferred retention payments and post-acquisition restructuring costs incurred as part of business combinations. For additional details refer to Note 2 in our condensed consolidated financial statements.

	Three Months Ended September 30, 2020
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$27,964	$19,227	$47,191
Cost of revenue, excluding depreciation and amortization	(9,045)	(15,307)	(24,352)
Gross profit, excluding depreciation and amortization	18,919	3,920	22,839
Add:
Stock-based compensation	196	903	1,099
Adjusted Gross Profit	$19,115	$4,823	$23,938
Gross margin, excluding depreciation and amortization	68%	20%	48%
Adjusted Gross Margin	68%	25%	51%

Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted for (i) interest and other expense, net, (ii) income tax (benefit) provision, (iii) depreciation and amortization, (iv) stock-based compensation, (v) acquisition-related costs, net, including the change in fair value of contingent consideration liabilities, and (vi) non-recurring lease-related charges. We view acquisition-related expenses when applicable, such as transaction costs and changes in the fair value of contingent consideration liabilities that are directly related to business combinations as costs that are unpredictable, dependent upon factors outside of our control, and are not necessarily reflective of operational performance during a period. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of our net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA, for the three months ended September 30, 2021 and 2020:

	Three Months Ended September 30,
	2021	2020
	(in thousands)
Net loss	$(40,014)	$(27,326)
Add:
Interest and other expense, net	4,423	3,854
Income tax (benefit) provision	(6,658)	14
Depreciation and amortization	10,651	4,981
Stock-based compensation	17,487	9,496
Acquisition-related costs, net(1)	6,517	1,963
Non-recurring lease-related charges(2)	1,800	584
Adjusted EBITDA	$(5,794)	$(6,434)
________________________________
(1) Acquisition-related costs, net impacting Adjusted EBITDA includes legal, due diligence, accounting, consulting fees, deferred retention payments, and post-acquisition restructuring costs incurred as part of business combinations, and changes in fair value of contingent consideration liabilities for potential earn-out payments. For additional details refer to Note 2 in our condensed consolidated financial statements.
(2) Includes the lease-related impairment charge for the subleased portion of our corporate headquarters and duplicate rent expense incurred during the relocation of our corporate headquarters.

Adjusted Net Loss Per Share

Adjusted Net Loss is a non-GAAP financial measure that we define as net loss adjusted for (i) stock-based compensation, (ii) amortization of acquired intangibles, (iii) loss on extinguishment of debt, (iv) acquisition-related costs (benefit), net, including the change in fair value of contingent consideration liabilities and the deferred tax valuation allowance release from the acquisition of Twistle, (v) non-cash interest expense related to our convertible senior notes, and (vi) non-recurring lease-related charges. We believe Adjusted Net Loss provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Numerator:	(in thousands, except share and per share amounts)
Net loss	$(40,014)	$(27,326)	$(104,218)	$(71,999)
Add:
Stock-based compensation	17,487	9,496	48,724	27,283
Amortization of acquired intangibles	8,965	4,276	23,091	8,786
Loss on extinguishment of debt	—	—	—	8,514
Acquisition-related costs (benefit), net(1)	(312)	1,963	9,958	1,666
Non-cash interest expense related to convertible senior notes	3,026	2,720	8,843	4,931
Non-recurring lease-related charges(2)	1,800	584	1,800	709
Adjusted Net Loss	$(9,048)	$(8,287)	$(11,802)	$(20,110)
Denominator:
Weighted-average number of shares used in calculating net loss, basic and diluted	48,998,548	40,292,380	45,937,227	38,517,272
Adjusted Net Loss per share, basic and diluted	$(0.18)	$(0.21)	$(0.26)	$(0.52)
_____________________
(1) Acquisition-related costs (benefit), net impacting Adjusted Net Loss includes legal, due diligence, accounting, consulting fees, deferred retention payments, and post-acquisition restructuring costs incurred as part of business combinations, changes in fair value of contingent consideration liabilities for potential earn-out payments, and the deferred tax valuation allowance release from the acquisition of Twistle. For additional details refer to Notes 2 and 13 in our condensed consolidated financial statements.
(2) Includes the lease-related impairment charge for the subleased portion of our corporate headquarters and duplicate rent expense incurred during the relocation of our corporate headquarters.

Health Catalyst Investor Relations Contact:
Adam Brown
Senior Vice President, Investor Relations and FP&A
+1 (855)-309-6800
ir@healthcatalyst.com

Health Catalyst Media Contact:
Amanda Hundt
Vice President, Corporate Communications
amanda.hundt@healthcatalyst.com
+1 (575) 491-0974